Exhibit 10.10
GUARANTY

THIS GUARANTY (the “Guaranty”) is executed as of September 15, 2005 by Henry Fong, an individual resident in Florida (the “Guarantor”), for the benefit of Pandora Select Partners L.P., a British Virgin Islands limited partnership (“Pandora”) and Whitebox Hedged High Yield Partners, L.P., a British Virgin Islands limited partnership ("WHHY"). Pandora and WHHY are referred to herein individually as a "Lender" and together as the "Lenders".

RECITALS:

A. Equitex, Inc., a Delaware corporation (the “Borrower”) and Lenders have entered into a Purchase Agreement dated as of this date (the “Purchase Agreement”), pursuant to which the Lenders are , subject to the terms and conditions thereof, each purchasing a secured convertible promissory note (each, a "Note" and together, the “Notes”) and a warrant to purchase shares of common stock of the Company (each, a "Warrant" together, the "Warrants") in consideration of a collective $1,500,000 loan (the "Loan"). The Notes are secured by collateral given by Borrower pursuant to an Amended Security Agreement and a Stock Pledge Agreement, each of this date (together, the “Security Agreements”). The Purchase Agreement, the Notes, the Warrants and the Security Agreements are referred to herein collectively as the “Loan Documents”.

B. The execution of this Guaranty is a condition precedent to the obligations of each Lender to perform its respective obligations under the Purchase Agreement.

NOW, THEREFORE, in consideration of each Lender's agreement to purchase its respective Note and as an inducement to each Lender to do so, Guarantor covenants and agrees with each Lender, for the benefit of the holder from time to time of the Notes, as follows:

ARTICLE ONE - REPRESENTATIONS AND WARRANTIES

Guarantor makes the following representations and warranties which shall be continuing representations and warranties until this Guaranty expires in accordance with the provisions contained herein:

1.01 Guaranty Authorized and Binding. The execution, delivery and performance of this Guaranty does not require the consent or approval of any governmental body or other regulatory authority; is not in contravention of, or in conflict with, any law or regulation; and this Guaranty is a valid and legally binding obligation of Guarantor enforceable in accordance with its terms.

1.02 No Conflict. The execution and delivery of this Guaranty is not, and the performance of this Guaranty will not be, in contravention of, or in conflict with, any agreement, indenture or undertaking to which Guarantor is a party or by which Guarantor or Guarantor's property is or may be bound or affected and do not, and will not cause any security interest, lien or other encumbrance to be created or imposed upon any such property.

1.03 Litigation. There is no action, suit or other proceeding pending or, to the knowledge of Guarantor threatened, against or affecting Guarantor or Guarantor’s properties which, if determined adversely against Guarantor, would have a material adverse effect on the financial position, properties, assets or businesses of Guarantor or which prevents or interferes with or adversely affects Guarantor's entering into this Guaranty or the validity of this Guaranty or the carrying out of the terms hereof. Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority. No federal or state tax liens have been filed against Guarantor.

1.04 Solvency. As of the date hereof and after giving effect to the obligations being incurred hereby, the Guarantor is and will be Solvent. For purposes of this Guaranty, the term "Solvent" means, with respect to any person at any time, that at such time (i) the sum of the debts and liabilities (excluding contingent liabilities) of such person is not greater than all of the assets of such person at fair valuation, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such person has not incurred debts or liabilities (including, without limitation, contingent liabilities) beyond such person's ability to pay as such debts and liabilities mature, (iv) such person is not engaged in, and is not about to engage in, a business or transaction for which such person's property constitutes or would constitute unreasonably small capital, and (v) such person is not otherwise insolvent as defined in any law that may be applicable to such person pertaining to bankruptcy, insolvency or creditors' rights. The Guarantor agrees to notify the Lenders immediately of any material adverse change in the financial condition of Guarantor.

1.05 Financial or Other Benefit or Advantage. Guarantor hereby acknowledges and warrants that Guarantor has derived or expects to derive a financial or other benefit or advantage from the Notes and from each and every renewal, extension, release of collateral or other relinquishment of legal rights made or granted or to be made or granted by Lenders to Borrower in connection with the Notes.

ARTICLE TWO - AGREEMENTS

2.01 Guaranty. Guarantor hereby unconditionally and irrevocably guaranties to each Lender the full and punctual payment, performance and discharge of all principal and interest and other payments due from Borrower under such Lender's respective Notes (and all renewals, extensions, modifications and rearrangements thereof) that is outstanding from time to time and the due and prompt performance of all other agreements and obligations of the Borrower under the Loan Documents (collectively, the “Guaranteed Obligations”) and whether or not the Guaranteed Obligations are valid and enforceable against the Borrower, whenever the Guaranteed Obligations become due, whether on demand, at maturity or by reason of acceleration, or at the time the Borrower or the Guarantor shall become the subject of any bankruptcy or insolvency proceeding. This is a guaranty of payment and performance and not of collection only.

2.02 Obligations Absolute. The obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by the following, any of which may occur or be taken without the consent of, or notice to, Guarantor, nor shall any of the following give Guarantor any recourse or right of action against Lenders:

(a) Any express or implied amendment, modification, renewal, addition, supplement, extension (including, without limitation, extensions beyond the original term) or acceleration of or to any of the Loan Documents;

(b) Any exercise or non-exercise by Lender of any of its respective rights or privileges under this Guaranty or any of the Loan Documents;

(c) Any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Guarantor or Borrower, or any other guarantor (which term shall include any other party at any time directly or contingently liable for any of the Borrower's obligations under the Loan Documents or any affiliate of Borrower), or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not Guarantor shall have had notice or knowledge of any of the foregoing;

(d) Any release or discharge of the Borrower from its liability under any of the Loan Documents or any release or discharge of any endorser or other guarantor or of any other party at any time directly or contingently liable for the Guaranteed Obligations or any compromise or settlement by Lender of any of its claims against any of them;

(e) Any subordination, compromise, release (by operation of law or otherwise), discharge, compound, collection, or liquidation of any or all of the collateral described in any of the Loan Documents or otherwise in any manner, or any substitution with respect thereto;

(f) Any assignment or other transfer of this Guaranty in whole or in part or of any of the Loan Documents;

(g) Any acceptance of partial performance of the Guaranteed Obligations;

(h) Any consent to the transfer of, or actual transfer of, the collateral or any portion thereof described in the Loan Documents or otherwise;

(i) Any bid or purchase at any sale of any of the collateral described in the Loan Documents or otherwise;

(j) Any taking and/or acceptance of any additional guarantees, collateral or security; and

(k) Any failure to perfect or to continue the perfection of any security.

2.03 Waivers. Guarantor unconditionally waives any defense to the enforcement of this Guaranty, including, without limitation:

(a)  All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty;

(b) Any right to require Lender to proceed against Borrower or any other guarantor at any time or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy whatsoever at any time;

(c) The defense of any statute of limitations affecting the liability of Guarantor hereunder, the liability of Borrower or any guarantor under the Loan Documents, or the enforcement hereof, to the extent permitted by law;

(d) Any defense arising by reason of any invalidity or unenforceability of any of the Loan Documents or any disability of Borrower or any guarantor or of any manner in which Lender has exercised its rights and remedies under the Loan Documents, or by any cessation from any cause whatsoever of the liability of Borrower or any guarantor;

(e) Any defense based upon an election of remedies by Lender, including, without limitation, any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including but not limited to remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor to proceed against Borrower or any other guarantor for reimbursement, or both;

(f) Any duty of Lender to advise Guarantor of any information known to Lender regarding the financial condition of Borrower or any other guarantor and all other circumstances affecting Borrower's or any other guarantor’s ability to perform its obligations to Lender, it being agreed that Guarantor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances; and

(g) Any rights of subrogation, reimbursement, exoneration, contribution and indemnity, and any rights or claims of any kind or nature against Borrower which arise out of or are caused by this Guaranty, and any rights to enforce any remedy which Lender now has or may hereafter have against Borrower and any benefit of; and any right to participate in, any security now or hereafter held by Lender, until all of the Guaranteed Obligations have been fully paid and performed.

2.04 Subrogation. Guarantor understands that the exercise by Lenders of certain rights and remedies may affect or eliminate Guarantor's right of subrogation against Borrower or any other guarantor and that Guarantor may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers each Lender, its successors, endorsees and/or assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof; which may then be available, it being the purpose and intent of Guarantor that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances.

2.05 Additional Waivers. The Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay to (i) perfect or continue the perfection of any lien or security interest in any collateral which secures the obligations of the Borrower, Guarantor or any other guarantor, or (ii) protect the property covered by such lien or security interest.

2.06 Independent and Separate Obligations. The obligation of Guarantor hereunder is independent of the obligation of Borrower and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Guarantor is the alter ego of Borrower and whether or not Borrower is joined therein or a separate action or actions are brought against Borrower. The rights of the Lenders hereunder shall not be exhausted until all of the Guaranteed Obligations have been fully paid and performed.

2.07 Bankruptcy No Discharge: Repayments. So long as any of the Guaranteed Obligations guaranteed hereunder shall be owing to Lender, Guarantor shall not, without the prior written consent of such Lender, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against Borrower. Guarantor understands and acknowledges that by virtue of this Guaranty, Guarantor has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to Borrower. As an example and not in any way of limitation, a subsequent modification of the Guaranteed Obligations in any reorganization case concerning Borrower shall not affect the obligation of Guarantor to pay and perform the Guaranteed Obligations in accordance with their respective original terms. If claim is ever made upon Lender for repayment of the obligations under the Loan Documents and Lender repays all or any part of said amount, then, notwithstanding any revocation or termination of this Guaranty or the cancellation of the Notes or any other instrument evidencing the Loan or the Loan Documents, Guarantor shall be and remain jointly and severally liable to Lender for the amount so repaid to the same extent as if such amount had never originally been received by Lender.

2.08 Subordination. In the event any default, or event which upon the giving of notice or the lapse of time or both could become a default, shall exist in the performance of the Loan Documents, any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the obligations of Borrower under the Guaranteed Obligations. If requested by Lender, such indebtedness shall be collected, enforced and received by Guarantor as trustee for Lender and paid over to Lender on account of the Loan Documents. However, no such payment shall reduce or affect in any manner the absolute, unconditional and independent liability of Guarantor hereunder except to the extent such payment is applied against the Loan.

2.09 Payments.

(a) Guarantor agrees that to the extent Borrower makes any payment to Lender in connection with the Guaranteed Obligations, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Lender and to the extent actually paid over to Guarantor or a trustee of; receiver of; or other successor to, Guarantor's interest or estate, whether under any bankruptcy act or otherwise (any such payment is herein referred to as “Preferential Payment”), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Lender, the Guaranteed Obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

(b) Notwithstanding any other provision of this Guaranty to the contrary, Guarantor hereby waives any claim or other rights which any Guarantor may now have or hereafter acquire against Borrower or any other guarantor of all or any of the Guaranteed Obligations under this Guaranty or any other of the Loan Documents (all such claims and rights are referred to as “Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of Lender against Borrower or any collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If, notwithstanding the foregoing provisions, any amount shall be paid to Guarantor on account of any Conditional Rights and either (i) such amount is paid to Guarantor at any time when the Guaranteed Obligations shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to Guarantor, any payment made by Borrower to Lender is at any time determined to be a Preferential Payment, then such amount paid to Guarantor shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in such order as Lender, in its sole and absolute discretion, shall determine. Notwithstanding the foregoing, Guarantor may pursue any claims Guarantor has against Borrower, provided Borrower and Guarantor are not or shall not come into default under the Loan Documents.

(c) To the extent that any of the provisions of this Section 2.09 shall not be enforceable, Guarantor agrees that until such time as the Guaranteed Obligations have been paid and performed in full and the period of time has expired during which any payment made by Borrower or Guarantor to Lender may be determined to be a Preferential Payment, Guarantor's Conditional Rights to the extent not validly waived shall be subordinate to Lender's right to full payment and performance of the Guaranteed Obligations, and Guarantor shall not enforce Guarantor’s Conditional Rights during such period.

2.10 Lender's Right of Setoff. In addition to all liens upon and rights of setoff against the moneys, securities or other property of Guarantor given to Lender by law, each Lender shall have, with respect to Guarantor's obligations to such Lender under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a right of setoff against, and Guarantor hereby assigns, conveys, delivers, pledges, and transfers to such Lender all of Guarantor's right, title and interest in and to, all deposits, moneys, securities and other property of Guarantor, if any, now or hereafter in the possession of or on deposit with such Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise. Every such security interest and right of setoff may be exercised without demand upon or notice to Guarantor. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender or by any neglect to exercise such right of setoff or to enforce such security interest or by any delay in so doing. Every right of setoff and security interest shall continue in full force and effect until such right of setoff or security interest is specifically waived or released by an instrument in writing executed by Lender.

ARTICLE THREE - MISCELLANEOUS

3.01 Expenses. In addition to the Guaranteed Obligations, Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by each Lender in any effort to collect or enforce any of the Loan Documents or the obligations of Guarantor hereunder, whether or not any lawsuit is filed, including, without limitation, all costs and attorneys' fees incurred by Lender in any bankruptcy proceeding (including, without limitation, any action for relief from the automatic stay of any bankruptcy proceeding, whether or not Lender prevails therein) and in any judicial or nonjudicial foreclosure action. Such amounts shall bear interest until paid at a rate equal to 12% per annum, or if less, the highest rate permitted by law.

3.02 Amendments; Successors. Neither this instrument nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. All of the terms of this instrument shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. In the event of the death of any individual person included in the term “Guarantor,” this Guaranty shall be enforceable as a claim against that individual's estate or otherwise against the representatives of the individual's estate, the individual's heirs-at-law, the devisees and beneficiaries of the individual's total estate and each of them. The term “Borrower” shall mean both the named Borrower and any other person or entity at any time assuming or otherwise becoming primarily liable on all or any part of the obligations set forth in the Loan Documents. No delay or failure by Lender to exercise any remedy against Borrower or Guarantor will be construed as a waiver of that right or remedy. All remedies of each Lender are cumulative and may be exercised singly, simultaneously, consecutively and in any order. In the event that the provisions of this Guaranty are claimed or held to be inconsistent with any other instrument evidencing or securing the Notes, or the obligations of Guarantor, the terms of this Guaranty shall remain fully valid and effective. Any married person executing this Guaranty agrees that recourse may be had against community assets and against such person's separate property for the satisfaction of the obligations hereby guaranteed. When the context in which the words are used in this Guaranty indicates that such is the intent, words in the singular number shall include the plural and vice-versa. All references to “Guarantor” shall be interpreted to include Guarantor. If any one or more of the provisions of this Guaranty should be determined to be illegal or unenforceable, all other provisions shall remain effective. Guarantor shall not have the right to assign any of Guarantor’s rights or obligations under this Guaranty.

3.03 Governing Law. This Guaranty shall be governed by and be construed pursuant to the laws of the State of Minnesota applicable to contracts made and performed in the State of Minnesota without reference to any conflict or choice of law rules that would otherwise apply. Any suit, action or proceeding arising out of or in connection with this Agreement may be brought in the Minnesota District Court for Hennepin County, Minnesota, or the United States District Court for the District of Minnesota, and the parties hereto irrevocably submit and consent to the jurisdiction of each such court and agree that any summons, complaint, writ, judgment or other notice or service or legal process may be sufficiently served upon it in connection with any such suit, action or proceeding, if sent to the last known address of the applicable party in accordance with the provisions of Section 3.07 hereof. The submission to said jurisdiction shall not (and shall not be construed so as to) limit the right of the Lender to take proceedings against the Guarantor, in whatsoever jurisdictions shall be appropriate nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

3.04 Assignability by Lender. Each Lender may, at any time and from time to time, assign, conditionally or otherwise, all of the rights of such Lender under its respective Note and under this Guaranty, whereupon the assignee shall succeed to all rights of such Lender hereunder to the extent that such rights may be assigned to it. Lender, or each successor holder of the Note, may give written notice to Guarantor of any such assignment, but any failure to give, or delay in giving, such notice shall not affect the validity or enforceability of any such assignment.

3.05 Demands. Each demand by Lender for performance or payment hereunder shall be in writing and shall be made in the manner set forth in Section 3.07 below. A dated statement signed by an officer of Lender setting forth the amount of indebtedness at the time owing to Lender by Borrower under the Loan Documents shall be presumptive evidence thereof (subject to rebuttal) as between Guarantor and Lender in any legal proceedings against Guarantor in connection with this Guaranty.

3.06  Term. The obligations of the Guarantor under this Guaranty shall continue in full force and effect until the Guaranteed Obligations shall have been fully paid and performed and the period of time has expired during which any payment made by Borrower, Guarantor or any other guarantor to Lender may be determined to be a Preferential Payment.

3.07 Notices. All notices, demands, and other communications shall be in writing and shall be deemed to have been duly given and effective (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), or (iii) when receipt is acknowledged by the receiving party if delivered via facsimile or electronic email, at the following addresses (or at such other addresses as shall be given by written notice by any party to the others):

To Guarantor:	Henry Fong 7315 East Peakview Avenue Englewood, Colorado 80111 Facsimile: (561) 624-0866 Email: hfong@equitex.net

To Lenders, in care of:	Whitebox Advisors, LLC 3033 Excelsior Boulevard, Suite 300 Minneapolis, Minnesota 55416 Attention: Jonathan Wood, Chief Financial Officer Facsimile: (312) 253-6151 Email: jwood@whiteboxadvisors.com

3.08 Complete Agreement. This Guaranty supersedes any prior negotiations, discussions or communications between Guarantor and each Lender and constitutes the entire agreement between each Lender and Guarantor with respect to the Guaranteed Obligations. This Guaranty may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same Guaranty.

[signature page follows]

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of the date first above written.

GUARANTOR:

/s/ Henry Fong
Henry Fong
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